UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 21, 2020
Date of Report (date of earliest event reported)

COPART INC
(Exact name of registrant as specified in its charter)

Delaware		000-23255		94-2867490
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

14185 Dallas Parkway	Suite 300	Dallas	Texas	75254
				(Zip Code)
(972) 391-5000
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CPRT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

INFORMATION INCLUDED IN THIS REPORT
Section 1 — Registrant's Business & Operations

Item 1.01	Entry Into Material Definitive Agreements.
On July 21, 2020, Copart, Inc. (“Copart”) entered into a First Amended and Restated Credit Agreement (the “First Amended and Restated Credit Agreement”) by and among Copart, certain subsidiaries of Copart party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent. The First Amended and Restated Credit Agreement amends and restates certain terms of the Credit Agreement, dated as of December 3, 2014, by and among Copart, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent (as successor in interest to Wells Fargo Bank, National Association) (as amended by the First Amendment to Credit Agreement, dated as of March 15, 2016 and as amended by the Second Amendment to Credit Agreement, dated as of July 21, 2016, the “Existing Credit Agreement”).
The First Amended and Restated Credit Agreement provides for, among other things, (a) an increase in the secured revolving credit commitments previously available under the Existing Credit Agreement by $200.0 million, bringing the aggregate principal amount of the revolving credit commitments under the First and Amended and Restated Credit Agreement to $1,050.0 million, (b) an extension of the termination date of the revolving credit facility under the Credit Agreement from July 21, 2021 to July 21, 2023 and (c) an increase in the pricing levels with respect to the revolving credit commitments as further described below.
The First Amended and Restated Credit Agreement provides for pricing levels at a range of 0.25% to 0.35% in the case of the commitment fee, 1.50% to 2.25% in the case of the applicable margin for LIBOR loans, and 0.50% to 1.25% in the case of the applicable margin for base rate loans, in each case depending on Copart’s consolidated total net leverage ratio.
The principal purpose of this financing transaction was to increase the size and availability under Copart’s Existing Credit Agreement. Copart intends to use the increased availability under the First Amended and Restated Credit Agreement for general corporate purposes, including working capital and capital expenditures as well as potential share repurchases, acquisitions, or other investments relating to Copart’s expansion strategies in domestic and international markets.
Section 2 — Financial Information

Item 2.03	Creation of a Direct Financial Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
First Amended and Restated Credit Agreement, dated as of July 21, 2020, by and among Copart, Inc., the subsidiaries of Copart, Inc. party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent.

Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the use of proceeds of today’s financing. Forward-looking statements involve substantial risks and uncertainties that may cause actual events or results to differ materially from currently anticipated events or results such as Copart’s ability to generate sufficient cash flow to timely service its indebtedness; Copart’s ability to adhere to the negative covenants and restrictions contained in the financing documents; working capital requirements; and the timing and size of any future acquisitions or share repurchases, if any.  In addition, Copart’s business is subject to numerous risks and uncertainties, including, among others, risks relating to vehicle supplier and customer acquisition and maintenance; risks associated with international operations; and risks associated with online operations, including cyber-attacks and credit card fraud.  Information on these and additional risks, uncertainties, and other information affecting our business and operating results are contained in Copart’s filings with the Securities and Exchange Commission, including risks and uncertainties identified in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2020. You should review these risk factors carefully. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Copart does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 27, 2020                 COPART, INC.

By:	/s/ Gregory R. DePasquale
Gregory R. DePasquale
Senior Vice President, General Counsel & Secretary